UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2009

Arrin Background, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53123	90-0347683
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

1956 Palma Drive, Suite J
Ventura, CA 93003
(Address of principal executive offices) (zip code)

(805) 477-0202
(Registrant’s telephone number, including area code)

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 1.01 Entry Into a Material Definitive Agreement

          On June 26, 2009, Arrin Background, Inc. (the “Company”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Sportwall International, Inc., a Delaware corporation (“Sportwall”) and certain shareholders of Sportwall. Pursuant to the Share Exchange Agreement, the Company acquired 54% of the outstanding capital stock of Sportwall in exchange for 11,815,670 shares of the Company’s common stock (the “Share Exchange”).

          In connection with the foregoing, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933.

          Immediately prior to the consummation of the Share Exchange and in accordance with the terms of the Company’s Class A Warrants, Class B Warrants and Class C Warrants, the Company agreed to reduce the exercise price of the Class A and Class B Warrants to $0.001 per share and the exercise price of the Class C Warrants to $0.30 per share, In connection with the Share Exchange, the Company entered into a warrant exercise agreement (the “Warrant Exercise Agreement”) with a holder (the “Holder”) of the Company’s Class C Warrants, pursuant to which, the Holder agreed to exercise the Class C Warrants contemporaneously with the closing of the Merger. As a result of the exercise of the Warrants, the Company issued an aggregate of 1,166,667 shares of common stock and received gross proceeds of $350,000. On June 26, 2009, the Company entered into a cancellation agreement with William Willard, its former Director, Secretary and Treasurer (the “Cancellation Agreement”), pursuant to which Mr. Willard agreed to the cancellation of an aggregate of 13,965,000 shares of the Company’s common stock.

          Effective upon the closing of the Share Exchange, Harold Hartley resigned as President of the Company and William Willard resigned as Secretary, Treasurer and as a Director of the Company. The following individuals were appointed as directors and executive officers of the Company:

Name	Title

Catherine Lamberti	Chairman and Chief Executive Officer
David Foucar	Chief Financial Officer
Ursula Lamberti	Secretary

          In addition, Harold Hartley will resign as a Director of the Company upon the Company meeting the information obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the following additional directors, all of whom previously served on the board of Sportwall will be appointed as directors of the Company: Diego Jacobson, Ursula Lamberti, and Janet Caminite.

Item 2.01 Completion of Acquisition or Disposition of Assets

          Pursuant to the Share Exchange Agreement as described in Item 1.01 of this Current Report, effective June 26, 2009, Sportwall became a majority-owned subsidiary of the Company.

Description of Sportwall’s Business

          Sportwall was founded as a Delaware corporation on July 3, 1990, under the name “Speedwall International Inc.” to develop and market tennis backboards. The corporation changed its name to “Sportwall International Inc.” on June 30, 1997. In 2000, the Company began developing exergaming equipment, a new paradigm in training and fitness equipment that marries computer gaming technology with conventional exercise, appropriate for the multi-billion dollar health and fitness, computer video game, and family entertainment markets. Since then, Sportwall developed and patented the Sportwall Sports-PC®, Sportwall® Training Stations, Sportwall Performance-PT®, the Sportwall® Electronic Junior Playgrounds, and the XerDance® multi-player dance game system. In addition to manufacturing and marketing its own product lines, the company distributes Trazer by Cybex and the Makoto Arena.

          We seek to capitalize on two basic economic and social trends, (i) the growth and success of interactive computer gaming and (ii) the recognized need in the health, fitness and education industries to offer fitness and wellness programs that will engage the mainstream population by supplying FUN products that make people FIT.

          We have sold and installed our Sportwall® and XerGames® branded products, as well as multiple third-party exergames, in over 1,400 sites in 17 countries. We have built an international distribution and customer support infrastructure to support turnkey installation, training, and on-going customer support.

Products

          Our products and systems offer a solution to inactivity and obesity by providing a fun computer game experience that makes people perspire and elevates their heart rate, while challenging both brain and body. Our products and systems are totally inclusive and do not discriminate against the overweight, uncoordinated and deconditioned — the games are designed to be fun to play and to assist people in getting fit.

          Our Sportwall® branded products and systems include: the Sports-PC®, Sportwall® Training Stations, Sportwall Performance-PT® and the Sportwall® Junior Playgrounds. We launched our first Xergames® branded products, the XerDance® multi-player system and dance pads during fiscal 2008. We expect that our product offering will soon include the XerBike™, and we are developing home versions of our products. The following are descriptions of our currently available products:

Sportwall® Training Station

          The Sportwall® Training Station is an interactive training system designed for use in gymnasiums, classrooms, general purpose rooms, courtyards, aerobic rooms, lunch rooms, racquetball, tennis and basketball courts. The Training Station is 8 feet high and four feet wide. It contains 7 targets and a scoreboard. Participants obtain a full-body workout while earning points for accuracy, skill, speed, cardiovascular stamina and team cooperation by triggering targets with balls, noodles, hands or batons. It can be used as a fitness tool for people of all ages and levels of athletic ability.

Sportwall Performance –PT®

          The Sportwall Performance-PT® is an interactive personal training mechanism for athletes and groups. The Performance-PT provides sports specific and group training for tennis, baseball, soccer, basketball, lacrosse, hockey and volleyball. The Performance-PT is a modular, high impact training system featuring:

•	21 targets, 2 scoreboards and a time clock;

•	42 remote control driven single and 2 player games including Chase®, Lights Out, Tic Tac Toe and KwikBall®; and

•	Speed Game option

Sports PC® Computerized Backboard Systems

          Sportwall initially manufactured non-electronic backboards for tennis. These backboards are still in high demand in the tennis industry. Sportwall Computerized Backboard Systems are interactive training backboards that can be used in various sports. The primary sport used with the Backboard System is tennis. The Backboard enables users to play over 40 different target-based games with scores and timeclocks for individual, competitive and cardio tennis drills.

The Sportwall® Playground

          The Sportwall® Playground is an interactive solution to active day care. It provides a forum for group play for children ranging from 18 months to their early teens. The Playgrounds can operate supervised or unsupervised. Options include the Toddler Playground, the Junior Playground and the KidzMaze®.

XerDance®

          In July 2007, our Company initiated an R&D program to develop a wireless multi-player dance system that would accommodate from four to thirty-two participants. With software licensed from Fun In Motion Inc. and Andamiro Co., Ltd., we began shipping multi-player systems to customers in Europe in December 2007.

          We believe the wide range of applications and the reconfigurable nature of our technology provide an adaptable platform from which many new products can be developed. We anticipate that advances in curriculum and product upgrades currently in development will assure the future success of our Company’s products and secure a leading market position.

Distributorships

          In addition to our Sportwall® branded products and systems, we distribute the following products, under arrangements with the manufacturers:

Trazer by Cybex

          The Cybex Trazer provides a virtual reality exercise experience. It is programmed to provide visual and auditory cues that combine functional movement with immediate biofeedback to create a true mind/body experience. The Cybex Trazer’s patented technologies measure key aspects of functional and physiological performance while an individual is working out. The Cybex Trazer provides immediate feedback such that a user can compete against himself or herself or against a virtual opponent.

Makoto Arena by Makoto

          The Makoto Arena has been described as a cross between “Whack-A-Mole” and “Simon.” It is a triangle with durable 6-ft. steel towers rising from each corner. Each tower is electronically wired to emit sounds and lights. Using hands, feet, and/or staff, the player responds to the audio prompt and attempts to hit the lighted area before the light goes off. Reaction time and accuracy (actually hitting the lighted area) are measured electronically, so the player can compete with him- or herself or with others. Games can include one, two or three towers depending on the player’s visual and movement abilities. Most games involve one player at a time; however, three people can do single tower games simultaneously, and tag-team games for children can accommodate group PE classes.

Manufacturing

          In addition to our 8,700-sq. ft. headquarters and product showroom, we currently operate a 13,000-sq. ft. final-assembly factory, receiving tested subassemblies from suppliers and staging these subassemblies for integration in batches according to orders on hand. We are currently planning to move the manufacture of our new XerDance® wireless dance platforms to China.

          We single source certain raw materials and component parts, including steel and electronics, when we believe that sole sourcing is beneficial for reasons such as quality control and reliability of the vendor or cost. We attempt to reduce the risk of sole source suppliers by maintaining varying levels of inventory. However, the loss of a significant supplier, or delays or disruptions in the delivery of components or materials, or increases in material costs, could have a material adverse effect on our operations.

Market

          Sportwall has identified six key market segments within the commercial market where we currently sell our products:

Health and Fitness Clubs (individual and group fitness centers) - There were 29,357 health clubs in the U.S. in January 2007 with 42.7 million members and industry revenues of $17.6 billion in 2006, according to the International Health, Racquet and Sportsclub Association (IHRSA).

Education (teacher-led training programs for physical education, adapted physical education, and special education)- In 2004 there were over 130,000 educational institutions in the United States with over 124,000 elementary and secondary schools, as reported in 2006 by the National Center for Education Statistics (NCES). The education market has demonstrated stable growth characteristics, despite fluctuations in the U.S. economy, as evidenced by the annual increases in the education appropriation of the annual federal budgets from year to year. These increases are anticipated to continue, according to NCES’ Projections of Education Statistics to 2016.

Nonprofits (e.g. YMCA, JCC) - YMCA reports that they operate over 2,200 clubs serving over 20.2 million people. There are more than 350 Jewish Community Centers (JCCs), YMCAs YWCAs, and camp sites in the U.S. and Canada according to the JCC Association. Sportwall is a Preferred Vendor of both organizations.

Kids’ Entertainment Centers (KECs) - Fitness centers and gyms for children and kids’ play centers for quick-serve restaurants and shopping malls have evolved into Kids’ Entertainment Centers featuring exer-gaming equipment.

Physical Therapy and Rehabilitation - Medical industry facilities, including neurological efficiency rehabilitation training for neuron-motor development, occupational therapy, sensory integration dysfunction, dyslexia, ADHD, and autism.

International - the overseas market comprised of all of the above.

          The consumer market segment includes equipment sold primarily to home users. The consumer sales channels are as follows:

General retail. We have estimated that this is the largest sector, including general sporting goods stores, department stores and big box retailers, with a volume of approximately 60% of the total retail market.

Direct marketing. Mainly direct to the consumer through TVinfomercials and advertising, with a volume we have estimated to be approximately 20% of the retail market.

Specialty retail. Fitness equipment only stores that sell to consumers and vertical fitness markets such as hotels, police and fire departments, with a volume we have estimated to be slightly less than 20% of the retail market.

          The accelerated growth sector in these three sales channels is firmly focused within the big box retailers who have raised the level of quality, price points and brands that they now offer to their customers. There is a trend for the “middle market” to save money on essentials at big box retailers that the consumers can then spend on luxury items that they previously could not afford. Fitness equipment falls into this category. The retail (home) fitness market is driven by two factors: (i) the state of the economy and (ii) participation levels in sport and fitness activities. Sales and Distribution

          Sportwall recognizes that attacking all product applications in all markets of interest is not a feasible plan based on resources. Accordingly, we have chosen to enter the market in a number of key areas using a network of territorial sales representatives to cover the domestic market and well established industry leading international distributors. Therefore, our products are sold through commercial sales distribution channels with the United States and Canada, through independent authorized dealers, our own sales force, distributors, and independent sales representatives to health clubs, government agencies, YMCAs, JCCs, private and public schools, Kids’ Entertainment Centers, and quick-serve restaurants.

          Outside the United States and Canada, our products are currently sold through 18 international distributors in the UK (the world’s second largest fitness market, according to a 2006 report from Mintel International Group, a global supplier of consumer, media and market research), the Netherlands, Denmark, Brazil, the Caribbean, India, Hong Kong, Singapore, Malaysia, Viet Nam, Indonesia, Australia, Taiwan, S. Korea, Mexico, South Africa, United Arab Emirates and Qatar, and we are seeking to add distributors in Germany, Italy and Spain.

          We also have a 7-person sales group to assist with direct sales to the U.S. military services under our U.S. General Services Administration (GSA) contract.

Research and Development

          Sportwall initially established its presence in the market for high-quality tennis backboards in the early 1990s. This experience, coupled with the growing use of computer-based systems for real-time feedback in all types of consumer products led our Company to a technology breakthrough — a unique combination of computer resources, sensor arrays, and visual display elements to allow our passive backboards to become dynamic real-time interactive systems, providing both audible and visual feedback to those using them. Our Company went on to file and receive three patents in the area of display systems, which react and change based on the impact of a ball.

          We have two principles driving our research and development efforts. The first is to listen closely to our customers, especially early adopters, to verify the robustness of products, to validate features, to ascertain the priority requested enhancements, and to continuously evolve programs and capabilities that stimulate continuous use by players. Accordingly, our research and development projects are focused on hardware and software enhancements that deliver improvements in all of these areas.

          The second research and development driver is to strive to design and build products from a common hardware and software platform. Thus all of our product lines have a significant level of common hardware and software content, simplifying engineering, manufacturing, and support across all product lines.

          The array of products offered by our Company derives from proprietary common hardware elements including:

•	Display boards

•	Motherboards

•	Controller boards

•	Target sensors

•	LED arrays

•	Power supplies

          Fabricated subsystems are designed to be assembled in various configurations for each of the products using cabling harnesses and connectors that are unique to each product configuration. The hardware subsystems themselves provide a spectrum of capabilities, which enable Internet connectivity, the delivery of real-time sound feedback, scoring and score memory, pay-for-play options, and real-time interaction with the sensors arrayed over the product playing surfaces.

          Recently, our research engineers have migrated our Sportwall ®technology to an entirely new platform. We expect that, with further development, this new platform will enable Xergames® and Sportwall® branded products to fully integrate the latest of the following features:

•	Online servicing and updating

•	Performance tracking and online multiplayer competition

•	Wireless WiFi and Bluetooth connectivity

•	MP3 sound, I-Pod, and PDA compatibility

•	4 programmable tracks of 16-bit stereo sound

•	Instructor programming for integration of academic learning curricula into physical activity.

          Our current product installations at customer sites are upgradeable, and our research and development efforts aim to maintain technology leadership by releasing timely updates to stay ahead of any competition that may appear in the market.

          Our ongoing efforts are not limited to improving the systems software and hardware within the product lines but also to add to its complement of curriculum components that have been requested by our customer and by the various endorsing entities with which our Company has strategic alliances.

          In addition, we are bringing new exer-gaming products to the market. Our engineers are currently focusing on a new Dance Dance Revolution (DDR) version of XerDance®. In 2009 we anticipate returning to the development of the XerBike™, which we intend to introduce to the commercial fitness market in calendar 2009, as well as a retail (home) version of the XerBike™ which we expect will be introduced to the market in calendar 2010.

          We are also in the process of adapting our wireless XerDance™ dance pads as a high end consumer retail product for use with home videogame systems. We believe there is currently no competing wireless dance pad product for home use.

          During fiscal 2007 and 2008, we expended $119,363 and $708,392 on research and development, respectively.

Competition

          There are several companies that have introduced individual products that are similar to some of our products. One company has introduced a wall-rebound game, involving only hand and foot strikes to activate the targets. Many of these companies have financial, technical, marketing, sales, manufacturing, distribution and other resources substantially greater than ours. However, the solutions offered by most of these companies are restricted to only one or another product similar to our product offerings; none offers an integrated fitness solution, including curricula and programming, as we do.

          We believe that we were the first to market with interactive fitness systems for speed/agility conditioning and sensory integration training, so we occupy a highly differentiated position in the markets we are focusing on. Indirect competitors do exist for various features of the full product concept, but we believe that no other competitor has created any form of direct challenge to the full range of capabilities that we offer. For example, competing products include:

•	Single station interactive cardio games;

•	Single station interactive bicycle;

•	A strength machine that turns strength training into an interactive game

•	Multiplayer Dance Games; and

•	Dance platforms.

          One of our competitors offers a system involving sensory integration and large body motions, but the competing product does not involve the upper body in physical activity. Some of our competitors do not focus in the same markets that we are pursuing.

          We believe that Sportwall occupies a highly differentiated position as the only manufacturer/supplier of turnkey exergame systems, bundled with curricula and program planning, designed to quickly provide a profit to our commercial customers. We believe that our reputation for producing products of high quality and dependability with exceptional customer service constitutes a competitive advantage. In addition, we believe that our established international distribution and customer service infrastructure will enable us to remain competitive in all of our current fitness equipment markets, as well as to penetrate the new markets we have identified in this plan.

Patents, Trademarks, and Intellectual Property

          We have developed a number of proprietary methods and processes to produce our products. We license only the dance software “Pump It Up!” for our multi-player dance system; all our other gaming software is proprietary and protected by copyright and trade secret. We have an active research and development program which regularly leads to new inventions and patent applications.

          We hold a number of issued and pending patents, the oldest of which may expire in 2026. We hold numerous registered and pending trademarks. We consider our patents and trademarks to be valuable assets and important to our operations, but we do not believe that our business is dependent to any material extent upon any single patent, trademark right, or any related group of such rights. Nonetheless, we may encounter disputes over our intellectual property, and the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business, our reputation, or our ability to compete. If we are required to litigate to protect our intellectual property rights, it could be costly and time consuming.

Employees

          As of June 26, 2009, Sportwall had 29 employees. The Company has not experienced any work stoppages and we consider relations with our employees to be good.

Risks Related to Sportwall’s Business

WE EXPECT TO CONTINUE TO INCUR LOSSES AND EXPERIENCE NEGATIVE CASH FLOW.

We expect to have significant operating losses and to record significant net cash outflow in the near term. Our business has not generated sufficient cash flow to fund the marketing and further development of our proprietary technology and our planned operations without resorting to external sources of capital. We anticipate that establishing market share of our current products and continuing development of new products will require substantial capital and other expenditures.

OUR AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

In their report dated April 10, 2009, Squar, Milner, Peterson, Miranda & Williamson, LLP (“Squar Milner”) stated that our financial statements for the year ended June 30, 2008, were prepared assuming that we would continue as a going concern have incurred continuing losses from operations, have negative working capital of approximately $7,086,000 and an accumulated deficit of approximately $20,672,000 at June 30, 2008. A significant amount of capital will be necessary to advance the development of our products to the point at which they will become commercially viable and these conditions raise substantial doubt about our ability to continue as a going concern. If we continue incurring losses and fail to achieve profitability, we may have to cease our operations. Our financial condition raises substantial doubt that we will be able to operate as a “going concern”, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements as of June 30, 2008. These financial statements do not include any adjustments that might result from the uncertainty as to whether we will achieve status as a “going concern”. Our ability to achieve status as a “going concern” is dependent upon our generating cash flow sufficient to fund operations. Our business plans may not be successful in addressing these issues. If we cannot achieve status as a “going concern”, you may lose your entire investment in our Company.

WE MAY NEED ADDITIONAL CAPITAL TO FUND OUR OPERATIONS AND FINANCE OUR GROWTH, AND WE MAY NOT BE ABLE TO OBTAIN IT ON TERMS ACCEPTABLE TO US OR AT ALL.

We believe that the estimated net proceeds described in our business plan, together with our existing assets, anticipated debt and capital lease financing, and expected revenue growth will be sufficient to fund our operations for at least the next year. However, if we expand more rapidly than currently anticipated, if our working capital needs exceed our current expectations or if we make acquisitions, we will need to raise additional capital from equity and/or debt sources. If we cannot obtain financing on terms acceptable to us or at all, we may be forced to curtail our planned business expansion and may be unable to fund our ongoing operations.

OUR SUCCESS DEPENDS ON THE ACCEPTANCE AND USE OF OUR PRODUCTS.

The success of the company will to a large extent depend on the acceptance of our technology in a market that is only beginning to define itself. Our strategy is currently to consummate relationships with institutional partners that can facilitate our entry into global markets for sports equipment. Eventual success is also based on the ability to deliver products to the interested customers on time. As previously stated, the potential net income to be derived from such business has not been represented as fact to attract public investment. Rather, these are estimates based on a product in a new product category requiring costly new marketing. There can be no assurances that the company will succeed in opening a new market with this specific plan or operational strategy.

ONE OR MORE COMPETITORS MAY DEVELOP PRODUCTS AND/OR GAIN MARKET ACCEPTANCE BEFORE WE DO.

The global sports equipment market is intensely competitive and is subject to rapid technological change. Our potential competitors include many large domestic and international companies that have substantially greater financial, manufacturing, technological, marketing, distribution and other resources, installed customer bases, and long-standing relationships with customers. If we fail to execute our strategy in a timely or effective manner, our competitors may be able to seize the marketing opportunities we have identified. Our business strategy is complex and requires that we successfully and simultaneously complete many tasks, including, but not limited to: the successful completion of strategic partnerships with sports-medicine institutes and endorsements from both professional and amateur sports organizations and individuals, the introduction of our new products to the market, establishment of quality fabricators to support sales of the products, delivery of our products on-time and within required specifications, and continued maintenance, upgrade and improvement of our technology and products. There can be no assurance that we will be able to successfully execute all elements of our strategy.

THE MARKET MAY GROW MORE SLOWLY THAN WE EXPECT OR MAY EXPERIENCE A DOWNTURN.

Growth in demand for and acceptance of our new products is highly uncertain. We believe that many of our potential customers may not be fully aware of the benefits or may choose to acquire other products. It is possible that our products may never achieve market acceptance. If the market for our products does not grow or grows more slowly than we currently anticipate, our business, financial condition, and operating results would be materially adversely affected.

WE PLAN TO EXPAND VERY RAPIDLY AND MANAGING OUR GROWTH MAY BE DIFFICULT.

We expect our business to continue to grow rapidly both geographically and in terms of the number of products we offer. We cannot be sure that we will successfully manage our growth. If sufficient working capital cannot be obtained initially, or in the event that revenue levels fall below those necessary to continue growth for the company’s products, the company may be forced to discontinue operations and will effectively be out of business. The management would make every effort to notify its shareholders, partners and subcontractors well in advance and would attempt to compensate by liquidating assets or sell the company before a total loss is incurred. With regard to these financial risks, the management has two alternative strategies for the company’s survival and for the protection of its investors:

Current and future management would continue to grow the company with strategic partners, utilizing a joint venture vehicle or seeking a merger/acquisition to reduce the risk of huge cash investments in brick and mortar establishments.

Worst case scenario, the company would sell or seek liquidity before damaging its investors and creditors or the orderly market for its securities, before insolvency.

THE FAILURE TO ATTRACT AND RETAIN ADDITIONAL KEY PERSONNEL COULD ADVERSELY AFFECT OUR BUSINESS.

The company realizes that new sources of talent/personnel are needed to promote growth and foster shareholder value. There are no personal control issues that may thwart the progress of the growth for the company and shareholder value, and the management has decided that shortly after the company is sufficiently capitalized, it would be in the best interests of the company and its shareholders to recruit a new executive managers who would focus on the core competencies. We depend to a significant extent upon the continuing services and contributions of our senior management team and other key personnel, particularly Catherine Lamberti, our President and Chief Executive Officer. Our business could suffer if we were unable to attract and retain additional highly skilled personnel or if we were to lose any key personnel and not be able to find appropriate replacements in a timely manner.

BECAUSE WE MANUFACTURE CERTAIN COMPONENTS IN CHINA, OUR COSTS AND OPERATING RESULTS MAY BE IMPACTED BY EXCHANGE RATE FLUCTIONS.

Until July 2005, the Chinese RMB was tied to the dollar. At that time, the People’s Bank of China, China’s central bank, adopted a new exchange-rate regime for the RMB, allowing a managed float. Since September 2006, the rate of appreciation of the RMB accelerated significantly from its previous pace, and in May 2007, the People’s Bank of China widened the floating bands of the RMB against the U.S. dollar. Therefore the rate of appreciation of the RMB may continue to be relatively rapid. To the extent future costs are denominated in the RMB, our manufacturing costs would be subject to increased risks of foreign currency exchange rate fluctuations that could have a material adverse affect on our business, financial condition and operating results.

We have not tried to reduce our exposure to exchange rate fluctuations by using hedging transactions. However, we may choose to do so in the future. The availability and effectiveness of any hedging transactions may be limited and we may not be able to successfully hedge our exchange rate risks. Accordingly, we may experience economic losses and negative impacts on future earnings and equity as a result of these foreign exchange rate fluctuations.

WE CANNOT ASSURE YOU THAT OUR MEASURES TO PROTECT OUR PROPRIETARY TECHNOLOGY AND OTHER INTELLECTUAL PROPERTY RIGHTS ARE ADEQUATE.

Our success depends to a significant degree on our proprietary technology and other intellectual property. We regard our technology as proprietary, and we have already received two utility patents and another is pending. We also own two trademarks, with another pending. Currently we rely on a combination of patents, copyrights, trademarks, trade secrets, confidentiality agreements and other contractual restrictions to establish and protect our proprietary rights. These measures, however, afford only limited protection and may not prevent third parties from misappropriating our technology or other intellectual property. In addition, the laws of certain foreign countries do not protect our proprietary rights to the same extent as do the laws of the United States, which makes the misappropriation of our technology and other intellectual property more likely. If we fail to successfully enforce or defend our intellectual property rights or if we fail to detect misappropriation of our proprietary rights, our ability to compete effectively could be seriously impaired.

Our pending patent registration and trademark applications may not be allowed, and our competitors may challenge the validity or scope of our patent or trademark registration applications. In addition, we may face challenges to the validity or enforceability of our proprietary rights and litigation it may become necessary to enforce and protect our rights, to determine the validity and scope of our proprietary rights and the rights of others, or to defend against claims of infringement or invalidity. Any such litigation would be expensive and time consuming, would divert our management and key personnel from business operations and would likely harm our business and operating results.

IF THIRD PARTIES CLAIM THAT WE ARE INFRINGING THEIR INTELLECTUAL PROPERTY, WE MAY BE PREVENTED FROM SELLING CERTAIN PRODUCTS AND INCUR SIGNIFICANT EXPENSES TO RESOLVE THESE CLAIMS.

Third parties may claim that we are infringing their intellectual property rights. Any claims made against us regarding patents or other intellectual property rights could be expensive and time consuming to resolve or defend, would divert our management and key personnel from our business operations and may require us to modify or cease marketing our products, develop new technologies or products, acquire licenses to proprietary rights that are the subject of the infringement claim or refund to our customers all or a portion of the amounts they paid for infringing products. If such claims are asserted, we cannot assure you that we would prevail or be able to acquire any necessary licenses on acceptable terms, if at all. In addition, we may be requested to defend and indemnify certain of our customers and resellers against claims that our products infringe the proprietary rights of others. We may also be subject to potentially significant damages or injunctions against the sale of certain products or use of certain technologies.

At this time we have received no claims of infringement from third parties or have otherwise become aware of relevant patents or other intellectual property rights of third parties that may lead to disputes. Although we believe that our intellectual property rights are sufficient to allow us to develop our technology and to sell our planned products without violating the valid proprietary rights of others, we cannot assure you that our technologies or products do not infringe on the proprietary rights of third parties or that third parties will not initiate infringement actions against us.

WE MAY BE SUBJECT TO PRODUCT LIABILITY CLAIMS WHICH COULD HARM OUR FINANCIAL CONDITION AND OPERATING RESULTS

The sale of our products exposes us to potential product liability claims. Customers and end users may sue us if any of our products sold to them fail to perform properly or injure the user. Furthermore, liability claims, whether or not valid or successfully prosecuted, could require us to spend significant time and money on defending our name and our products. As such, any product liability claim likely would harm our reputation in the industry and our ability to develop and market our products in the future would be adversely affected.

In order to mitigate the potential risk of liability claims the Company carries liability insurance for claims up to an amount of $3,000,000. Our liability insurance provides coverage for bodily injury or property damage related to our products. The prescribed limits include coverage for legal expense to defend the suits brought against the company.

OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS WILL SUFFER IF WE DO NOT ACCURATELY FORECAST CUSTOMERS’ DEMANDS FOR OUR PRODUCTS.

Because of our reliance on third-party manufacturers, production lead times are relatively long. Therefore, we must commit to production well in advance of customer orders for our exer-gaming products. If we fail to forecast consumer demands accurately, we may encounter difficulties in filling customer orders or in liquidating excess inventories, or may find that customers are canceling orders or returning products. Our relatively long production lead time may increase the amount of inventory and the cost of storing inventory. Additionally, changes in retailer inventory management strategies could make inventory management more difficult. Any of these results could have a material adverse effect on our business, financial condition and results of operations.

ECONOMIC FACTORS MAY IMPACT CONSUMERS SPENDING ON OUR PRODUCTS

Consumer spending on our exergaming products is questionable and could fluctuate in any economic condition. Shifts in consumer spending habits or loss of disposable income due to adverse economic, political or other financial conditions could have a profound impact on our business.

WE WILL RELY ON OTHERS FOR PRODUCTION OF CERTAIN COMPONENTS USED IN THE MANUFACTURING OF OUR PRODUCTS, AND ANY INTERRUPTIONS OF THESE ARRANGEMENTS COULD DISRUPT OUR ABILITY TO FILL CUSTOMERS’ ORDERS AND HAVE A MATERIAL IMPACT ON OUR ABILITY TO OPERATE.

We will obtain certain components used in the manufacturing of our exer-gaming product line from third party suppliers. Any increase in labor, equipment, or other production costs could adversely affect our cost of sales. Qualifying manufacturers is time-consuming and might result in unforeseen manufacturing and operations problems. The loss of our relationships with our manufacturers or our inability to conduct our manufacturing services for us as anticipated in terms of cost, quality, and timeliness could adversely affect our ability to fill customer orders in accordance with required delivery, quality, and performance requirements. If this were to occur, the resulting decline in revenue would harm the business.

We will depend on manufacturers to maintain high levels of productivity and satisfactory delivery schedules. Our manufacturers may serve many other customers, a number of which may have greater production requirements than we do. As a result, our manufacturers could determine to prioritize production capacity for other customers or reduce or eliminate deliveries to us on short notice. We may encounter manufacturing delays and longer delivery schedules in commencing volume production of new products. Any of these problems could result in our inability to deliver products in a timely manner and adversely affect our operating results. We depend to a great extent on our manufacturers for the safety of our products.

ANY MATERIAL INCREASE IN THE COST OF THE COMPONENTS USED TO MANUFACTURE OUR PRODUCTS WOULD HAVE A MATERIAL ADVERSE EFFECT ON OUR COST OF SALES.

As a cost efficiency measure and due to the relative size of our business, we will not certain components used in the manufacturing of our products but will contract and depend on such supply and manufacture to third parties. We are subject to variations in the prices of the components used in the manufacture of our products. We may not be able to pass along any cost increases to our customers and in the event that we are unable to raise prices, we would experience. As a result, any material increase in the cost of components used in the manufacture of our exer-gaming products could have a material adverse effect on our cost of sales.

Risks Relating to Our Organization and Our Common Stock

AS OF THE MERGER, WE BECAME SUBJECT TO THE REPORTING REQUIREMENTS OF FEDERAL SECURITIES LAWS, WHICH CAN BE EXPENSIVE AND MAY DIVERT RESOURCES FROM OTHER PROJECTS, THUS IMPAIRING OUR ABILITY TO GROW.

As a result of the Merger, we became subject to the information and reporting requirements of the Exchange Act and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC (including reporting of the Merger) and furnishing audited reports to stockholders will cause our expenses to be higher than they would have been if we remained privately held and did not consummate the Merger.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, then we may not be able to obtain the independent accountant certifications required by such act, which may preclude us from keeping our filings with the SEC current.

IF WE FAIL TO ESTABLISH AND MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROL, WE MAY NOT BE ABLE TO REPORT OUR FINANCIAL RESULTS ACCURATELY OR TO PREVENT FRAUD. ANY INABILITY TO REPORT AND FILE OUR FINANCIAL RESULTS ACCURATELY AND TIMELY COULD HARM OUR REPUTATION AND ADVERSELY IMPACT THE TRADING PRICE OF OUR COMMON STOCK.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

PUBLIC COMPANY COMPLIANCE MAY MAKE IT MORE DIFFICULT FOR US TO ATTRACT AND RETAIN OFFICERS AND DIRECTORS.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, we expect these new rules and regulations to increase our compliance costs in 2008 and beyond and to make certain activities more time consuming and costly. As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

BECAUSE WE BECAME PUBLIC BY MEANS OF A REVERSE MERGER, WE MAY NOT BE ABLE TO ATTRACT THE ATTENTION OF MAJOR BROKERAGE FIRMS.

There may be risks associated with us becoming public through a reverse merger. Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on behalf of our post-Merger company.

OUR STOCK PRICE MAY BE VOLATILE

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	changes in our industry;

•	competitive pricing pressures;

•	our ability to obtain working capital financing;

•	additions or departures of key personnel;

•	limited “public float” in the bands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;

•	sales of our common stock (particularly following effectiveness of the resale registration statement required to be filed in connection with the Private Placement);

•	our ability to execute our business plan;

•	operating results that fall below expectations;

•	loss of any strategic relationship;

•	regulatory developments;

•	economic and other external factors; and

•	period-to-period fluctuations in our financial results

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

WE HAVE NOT PAID DIVIDENDS IN THE PAST AND DO NOT EXPECT TO PAY DIVIDENDS IN THE FUTURE. ANY RETURN ON INVESTMENT MAY BE LIMITED TO THE VALUE OF OUR COMMON STOCK.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

THERE IS CURRENTLY NO LIQUID TRADING MARKET FOR OUR COMMON STOCK AND WE CANNOT ENSURE THAT ONE WILL EVER DEVELOP OR BE SUSTAINED.

To date there has been no liquid trading market for our common stock. We cannot predict how liquid the market for our common stock might become. Should trading of our common stock be suspended from the OTC Bulletin Board, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility.

Furthermore, for companies whose securities are quoted on the OTC Bulletin Board, it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.

OUR COMMON STOCK MAYBE DEEMED A “PENNY STOCK,” WHICH WOULD MAKE IT MORE DIFFICULT FOR OUR INVESTORS TO SELL THEIR SHARES.

Our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on The Nasdaq Stock Market or other national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

BECAUSE OUR DIRECTORS AND EXECUTIVE OFFICERS ARE AMONG OUR LARGEST STOCKHOLDERS, THEY CAN EXERT SIGNIFICANT CONTROL OVER OUR BUSINESS AND AFFAIRS AND HAVE ACTUAL OR POTENTIAL INTERESTS THAT MAY DEPART FROM THOSE OF OUR OTHER STOCKHOLDERS.

Our directors and executive officers own or control a significant percentage of our common stock. Immediately following the Share Exchange, our directors and executive officers and the nominees to serve on our board may be deemed beneficially to own an aggregate of approximately 9,811,024 shares of our common stock, representing 28% of the outstanding shares of our common stock. Additionally, these figures do not reflect any increase in beneficial ownership that such persons may experience in the future upon vesting or other maturation of exercise rights under any of the options or warrants they may hold or in the future be granted or if they otherwise acquire additional shares of our common stock. The interests of such persons may differ from the interests of our other stockholders. As a result, in addition to their board seats and offices, such persons will have significant influence over and control all corporate actions requiring stockholder approval, irrespective of how our other stockholders may vote, including the following actions:

•	to elect or defeat the election of our directors;

•	to amend or prevent amendment of our Certificate of Incorporation or By-laws;

•	to effect or prevent a merger, sale of assets or other corporate transaction; and

•	to control the outcome of any other matter submitted to our stockholders for vote

Such persons’ stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Management’s Discussion and Analysis and Results of Operations

Forward-Looking Statements

          The information in this report contains forward-looking statements. All statements other than statements of historical fact made in report are forward looking. In particular, the statements herein regarding industry prospects and future results of operations or financial position are forward-looking statements. These forward-looking statements can be identified by the use of words such as “believes,” “estimates,” “could,” “possibly,” “probably,” anticipates,” “projects,” “expects,” “may,” “will,” or “should” or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Our actual results may differ significantly from management’s expectations.

          The following discussion and analysis should be read in conjunction with our financial statements, included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of our management.

Overview

          We are a manufacturer and distributor of interactive individual and group fitness systems packaged with programs and curricula for cardiovascular fitness, neurological efficiency, core strength, speed, agility, and motor skills training. We sell these systems to customers in the fitness, physical education and medical/rehabilitation industries located through the world.

Results of Operations and Financial Condition

Results of Operations for the Year Ended June 30, 2008 versus 2007

          Net sales for the year ended June 30, 2008 increased by $2,092,161, or 73.4%, as compared to 2007. Sales volumes across our core existing products increased by approximately $956,659 or 33.5%. In addition, sales increased by approximately $1,135,502 due to the introduction of new products into the market during the year. Existing products included the Training Stations, which contributed to the increase in revenue by approximately $613,561, Dance Dance Revolution, which accounted for an increase in revenue of $447,545, and the Performance-PT (Personal Trainer), which had increased revenue of approximately $155,407. We also began selling our XerDance multi player dance product during 2008, which accounted for an increase in sales of approximately $1,059,408, as well as Makoto which accounted for an increase in sales of approximately $76,052.

          Costs of sales for the year ended June 30, 2008 increased by $1,538,448, or 87.0%, as compared to 2007 primarily due to additional product costs associated with higher sales volumes of existing products and the introduction of new products in 2008. Our gross profit percentage in 2008 fell to 33.1% from 38.0% in 2007. This decline is the result of higher than proportional material and direct labor costs for the initial production of our XerDance product. Additionally, our overhead costs increased at a higher rate than the percentage increase in sales as we expanded into a new building and increased support staff to support growing volumes into the future.

          General and administrative expenses for the year ended June 30, 2008 increased by $2,215,577, or 235.8%, as compared to 2007. During 2008, we incurred $1,469,797 in expenses associated with our planned reverse merger transaction. These amounts consisted primarily of approximately $979,773 in accounting and auditing fees, $268,096 in consulting expenses and $221,928 in legal fees. Our share-based compensation increased by $226,211 due to new employment agreements. Our rent expense also increased by approximately $211,490 due to our new office facility we began leasing in July 2007. In addition, salary and related expenses increased by approximately $321,521 as we continued to improve our management team.

          Sales and marketing expenses for the year ended June 30, 2008 increased by $1,009,792, or 60.1%, as compared to 2008. During 2008, we increased our sales and marketing headcount to help build our sales volume. This resulted in an increase in sales and marketing related salaries of approximately $274,818 and commissions on inside and outside sales increased by a total of approximately $272,420. Other sales and marketing expenses increased by a total of approximately $462,554 as we were investing in increasing our sales volume.

          Research and development expenses for the year ended June 30, 2008 increased by $589,029, or 493.5%, as compared to 2007. During 2008, we increased salary and related expenses for research and development by $302,467 as we added internal staff to expand our capabilities. Other research and development related expenses increased by approximately $128,261 primarily related to development of our XerDance product and allocated payroll related and other allocated costs increased by $158,301.

          Interest and other expense for the year ended June 30, 2008 increased by $214,431, or 34.0%, as compared to 2007. This is due to our increase in debt of $2,607,503 during 2008, as well as the compounding effect of interest on debt outstanding from prior years. Additionally, in 2007, we incurred $154,519 in charges associated with modifying the terms of our outstanding convertible debentures. In 2008, we had no such expense which partially offset the negative impact of our increased debt.

Results of Operations for the Nine Months Ended March 31, 2009 versus 2008

          Net sales for the nine months ended March 31, 2009 decreased by $60,520, or 1.9%, as compared to the same period in 2008. Our XerDance multi player dance product increase in sales by approximately $991,882, and Performance-PT increased by $148,281. Training Station sales decreased by $1,010,834 over the same period in 2008 as some orders were deferred in conjunction with the economic down turn, and we directed limited resources to emphasize the expansion of our XerDance product which was launched during the second half of fiscal 2007. Sales for Dance Dance Revolution, Trazer, Makoto and all other products and adjustments combined for a decline in sales of approximately $106,773 as we began to transition our product offerings to make best use of current resources and enhance our gross margins in future periods.

          Costs of sales for the nine months ended March 31, 2009 increased by $251,227, or 12.9%, as compared to 2008. The increase in costs combined with slightly lower sales resulted in our gross profit percentage falling to 30.1% from 39.3%. Product margins after direct material and labor improved by 6.5% as we improved production efficiencies. Improvements in product margins were offset by increased overhead and other adjustments as we added additional facilities and staff for future growth.

          General and administrative expenses for the nine months ended March 31, 2009 decreased by $1,189,178, or 50.2%, as compared to 2009. During the nine months ended March 31, 2008, we incurred $1,469,797 in expenses associated with our planned reverse merger transaction and only incurred $69,232 of these expenses during the same period in 2009. Partially offsetting these savings were increases in salary and related expenses, insurance, and increased facilities costs as we prepared to expand our business and improve our management team.

          Sales and marketing expenses for the nine months ended March 31, 2009 decreased by $681,587, or 33.7%, as compared to 2008. We decreased commissions on inside and outside sales by a total of approximately $264,366 and salaries by $102,836 as our sales declined and sales mix shifted to distributors. Trade show and travel related expenses declined by $181,279 and $64,079, respectively. All other sales and marketing expenses decreased by a total of approximately $69,027 as we reduced spending on marketing materials, printing, support and travel through cost cutting efforts.

          Research and development expenses for the nine months ended March 31, 2009 decreased by $255,962, or 56.8%, as compared to 2008. Salary expenses decreased by approximately $128,509 for research and development as we temporarily reduced salaries as a cost cutting effort. Research and development materials decreased by approximately $53,226 during the nine months ended March 31, 2009 as compared to the same period in 2008 due to the completion of XerDance development and the deferral of other development projects in anticipation of a funding event. Allocated and other expenses fell by $74,227 primarily driven by lower salary related and stock compensation costs.

          Interest and other expense for the nine months ended March 31, 2009 increased by $282,727, or 52.1%, as compared to 2008. This is due primarily to our increase in debt of $1,721,349 between March 31, 2009 and March 31, 2008, as well as the compounding effect of interest on debt outstanding from prior years.

Plan of Operation

          Our plan of operations for the next 12 months is to implement our business plan as described in this Current Report. We currently have limited capital, and therefore, likely will not be able to take advantage of business opportunities without securing additional funding by means of equity and/or debt offerings of our securities. We intend to seek opportunities demonstrating the potential of long-term growth as opposed to short-term earnings.

Liquidity and Capital Resources.

          Our primary goal as it relates to liquidity and capital resources is to attain and retain the right level of debt and cash to implement our business plan. We may require additional capital financing to implement our business plan, but there can be no assurance that the requisite financings can be secured and on terms reasonably satisfactory to management. We anticipate that new credit facilities, coupled with cash to be raised from private placements of equity and/or debt securities, assuming they will be successful, will be sufficient to satisfy our operating expenses and capital until such time as revenues are sufficient to meet operating requirements.

          During the twelve months ended June 30, 2008, we raised approximately $960,000 through the sale of preferred and common stock. Management has also raised approximately $3,735,000 in bridge notes and additional factor financing.

          During the nine months ended March 31, 2009, the Company borrowed using various bridge loans from stockholders and unrelated parties, and factor notes, totaling approximately $1,690,161. Borrowings were derived from cash, $394,615, and the conversion of maturing notes, $1,295,546.

          Management also plans to execute a reverse merger with a publicly traded company and concurrently raise $2.0 million in a private placement of common stock as well as the conversion of up to $4.0 million in existing debt.

          We have historically experienced significant usage of cash in our operating activities. We have funded our working capital requirements from a combination of cash provided by private placement offerings, operations and loans provided or guaranteed by certain of our executive officers and major stockholders. If our officers and major stockholders were to discontinue lending money to us, such actions could have a material adverse effect on our business, financial condition and results of operations. We also understand from certain financing sources that personal guarantees by our Company’s officers and major stockholders may still be required subsequent to our successful completion of our reverse merger transaction. If lenders were to require such personal guarantees from our officers and major stockholders and such persons refused, our business, financial condition and results of operations could be materially adversely affected.

Commitments and Contractual Obligations.

          The Company has total outstanding debt of $4,715,781 and $6,038,965 as of June 30, 2008 and March 31, 2009, respectively. Of these amounts, the total current debt amounts to $4,584,158 and $5,358,226 as of June 30, 2008 and March 31, 2009, respectively. A portion of the amounts due will be repaid from proceeds received from our proposed reverse merger transaction, a portion will be converted in conjunction with or subsequent to our proposed reverse merger, and the remaining portion will be paid as negotiated with each debt holder.

          The Company has operating leases for its production and office facilities located in Carpinteria, California extending through June 2011. The Company also has operating leases for certain computer equipment extending through May 2010. Total rent expense amounted to$315,982, and $134,229 for the years ended June 30, 2008, and 2007, respectively.

Future minimum lease payments under non-cancelable operating leases are as follows.

Year Ended June 30,

2009	$320,658
2010	159,390
2011	39,848

Total	$519,896

          The Company leases certain office and computer equipment under capital leases. Future minimum payments, by year and in the aggregate, under the capital leases are as follows.

Year Ended
June 30,

2009	13,065
2010	12,655
2011	11,106

Total minimum lease payments	36,826
Amount representing interest	(6,898)

Present value of net minimum lease payments	29,928
Less current portion	9,338

Long-term portion	$20,590

Going Concern

          The financial statements included in this filing have been prepared in conformity with generally accepted accounting principles that contemplate the continuance of the Company as a going concern. The Company’s cash position may be inadequate to pay all of the costs associated with the implementation of our business plan. Management intends to use borrowings and securities sales to mitigate the effects of its cash position, however no assurance can be given that debt or equity financing, if and when required will be available. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should the Company be unable to continue existence.

Off-Balance Sheet Arrangements

          We are not aware of any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Related Party Activity

          The Company receives consulting services from two stockholders and members of the Board of Directors. Total consulting expenses for the year ended June 30, 2008 amounted to $95,835, of which $36,690 are included in accounts payable as of June 30, 2008. Total consulting expenses for the nine months ended March 31, 2009 amounted to $14,460 and $51,330 was included in accounts payable as of March 31, 2009. Total consulting expenses for the year ended June 30, 2007 amounted to $12,735, of which $9,555 are included in accounts payable as of June 30, 2007.

          The Company receives consulting services from a stockholder. Total consulting expenses for the year ended June 30, 2008 amounted to $15,500, of which $5,000 are included in accounts payable as of

June 30, 2008. Total consulting expenses for the nine months ended March 31, 2009 amounted to $4,750, of which $9,750 are included in accounts payable as of March 31, 2009. The Company had an outstanding payable due to the stockholder for consulting services provided totaling $34,300 as of June 30, 2007.

          The Company has outstanding loans due to employees of $416,506 and $314,139 as of June 30, 2008 and March 31, 2009, respectively.

          The Company has outstanding loans due to stockholders of the Company of $3,923,936 and $4,591,597 as of June 30, 2008 and March 31, 2009, respectively.

          Accrued interest on outstanding loans payable to related parties amounted to $414,691 and $943,226 as of June 30, 2008 and March 31, 2009, respectively.

          The board of directors approved the establishment of a note payable due to the Company’s primary shareholder and Chief Executive Officer as partial reimbursement for personal shares issued in exchange for services rendered to the Company. The note earns interest at 0%. The note does not have a specified term and is current and due on demand. The principal amount of the note was derived from the extended value of the shares issued as determined by a third party valuation and market values of shares at the time of issue.

Properties

          The Company’s operations are housed in two facilities in Ventura and Oxnard, California. Our Sales and Marketing, Customer Support, and General and Administrative functions occupy a 6,500 square foot facility at 1956 Palma Drive, Suite J, Ventura, CA 93003. Our Manufacturing and Research and Development functions occupy a 5,000 square foot facility at 2233 Statham Blvd, Oxnard, CA 93033. The Palma Drive facility is occupied under an operating lease which extends through July 2012.

Security Ownership of Certain Beneficial Owners and Management

          The following table sets forth certain information, as of June 26, 2009 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned(2)		Percentage of Common Stock (2)

Directors and Officers:
Catherine Lamberti (3)	5,939,272		32.09%
David Foucar (4)	0		*
Ursula Lamberti (5)	432,175		2.36%
Diego Jacobson (6)	1,453,393	(8)	7.85%
Janet Caminite (7)	74,000		*
Harold Hartley	55,442		*
Beneficial owners of more than 5%:
Financial Pacific S.A.	2,663,333		14.39%
Gregory Blanchard	1,056,667	(9)	5.40%

* Less than 1%

(1) Except as otherwise indicated, the address of each beneficial owner is c/o Sportwall International, Inc., 1956 Palma Drive, Suite J, Ventura, CA 93003.

(2) Applicable percentage ownership is based on 18,502,971 shares of common stock outstanding as of April 7, 2009, together with securities exercisable or convertible into shares of common stock within 60 days of April 7, 2009 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of April 7, 2009 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3) Catherine Lamberti was appointed as Chairman and Chief Executive Officer and as a Director on June 26, 2009.

(4) David Foucar was appointed as Chief Financial Officer on June 26, 2009.

(5) Ursula Lamberti was appointed as Secretary and as a Director on June 26, 2009. Her appointment as a Director shall be effective on the 11th day following the filing of the Schedule 14f-1 with the SEC.

(6) Diego Jacobson was appointed as a Director on June 26, 2009. His appointment as a Director shall be effective on the 11th day following the filing of the Schedule 14f-1 with the SEC.

(7) Janet Caminite was appointed as a Director on June 26, 2009. Her appointment as a Director shall be effective on the 11th day following the filing of the Schedule 14f-1 with the SEC.

(8) Includes (i) 1,320,260 shares held by Mr. Jacobson and (ii) 133,333 shares held by DJ Mfg. Inc. over which Mr. Jacobson has voting and dispositive control.

(9) Represents warrants to acquire an aggregate of 1,056,667 shares of the Company’s common stock.

Directors and Executive Officers of the Company

Below are the names and certain information regarding the Company’s executive officers and directors following the closing of the Merger.

Name	Age	Position

Catherine Lamberti	53	Chairman and Chief Executive Officer
David Foucar	48	Chief Financial Officer
Ursula Lamberti	49	Secretary
Harold Hartley	68	Director

Catherine Lamberti – Chairman and Chief Executive Officer

          Catherine Lamberti was appointed as our Chairman and Chief Executive Officer on June 26, 2009. Ms. Lamberti founded Sportwall in 1990 and served the Company as its Board Chair and Chief Executive Officer from 1990 through 2009. In 1998 she founded SuperSprings International Inc., a company that designs, assembles and sells self-adjusting suspension stabilizers for motor vehicles; she was its CEO/President until 2003. She continues to serve SuperSprings as a member of its board of directors. From 1985 through 1989, Ms. Lamberti served as President of Solutions Plus, Pty Ltd, a company she founded in Sydney, Australia, which provided small businesses with mainframe computer solutions on turnkey desktop computer systems, including ongoing system maintenance and support services. Solutions Plus was acquired by Computer Power, a publicly traded multinational company. Prior to that, she taught High School for six years and worked as CFO for the SPAR food retail chain in South Africa. She attended Natal University in South Africa, where she earned a Higher Diploma in Education (HDE) degree in education and business. She also holds a Master’s degree in Spiritual Science from the Peace Theological Seminary, in Los Angeles, California.

David Foucar – Chief Financial Officer

          David Foucar was appointed as the Company’s Chief Financial Officer on June 26, 2009.Prior to joining the Company, Mr. Foucar served Sportwall as its Chief Financial Officer since 2007. Prior to joining Sportwall, he was the chief financial officer and a member of the board of directors of Commerce Planet, Inc., a publicly traded media company. From 2003 until 2006, Mr. Foucar was the President and Owner of Malibu West, a Financial Consulting firm. From 2001 to 2003, he served as Director of Financial Planning and Analysis for Intel, Inc.’s Mobile Communications Division. His experience also includes management positions at Xircom, Inc., as well as financial management positions at Intel, Inc., Nestle

USA, and Siemens AG. Mr. Foucar received his B.S. in Business Management and Economics from the University of La Verne and an M.B.A. in Finance from California Lutheran University.

Ursula Lamberti - Secretary

          Ursula Lamberti was appointed as the Company’s Secretary on June 26, 2009. Prior to joining the Company, Ms. Lamberti served Sportwall as its corporate secretary and director since 1992. She was also Sportwall’s Human Resources Director. Ms. Lamberti provides consulting services as an executive leadership coach, facilitator and mediator. Ursula has also served as corporate secretary and a director of SuperSprings International Inc. since 1998. From1995 until 2003, she was co–owner of Casino Knights, a company that manufactures and sells casino tables and provides casino entertainment to corporations, non-profit organizations and private functions. Prior to that, she had her own training consulting company in South Africa specializing in conflict resolution and effective communication. From 1984 until 1989, she was a Human Resources Manager for a leading Financial Institution in South Africa. Ms. Lamberti earned a Masters in Applied Psychology from the University of Santa Monica and a Bachelor of Social Science Degree from University of Natal, Durban, South Africa. She also received a Masters in Spiritual Science and is currently in her third year of study for her Doctorate in Spiritual Science at the Peace Theological Seminary, Los Angeles. She is certified as a Neuro-Linguistic Programming Practitioner and a Psychological Technician

Harold Hartley - Director

          Harold Hartley has served as a director of the Company from its inception. Mr. Hartley served as President and Chief Executive Officer of the Company through June 26, 2009. From 2002 to 2008 he served as President, CEO, and a director of Arrin Systems, Inc., and as CEO and Director of its former Affiliates (Arrin Corp., Arrin Background, Inc., and InfoSpi, Inc.) since their organization in 2007. Prior to that, he was a consultant to Arrin Systems’ predecessor from 2000 to 2002. Mr. Hartley started his business career in the Life Insurance Industry, and then moved into the Real Estate Industry. He built a sizeable real estate investment company owning and managing properties in nine western states. At the same time he provided management consulting to companies in various industries including feeder airlines, construction, furniture, and real estate investment. In 1992 he started Argus Holdings, an international marketing and consulting company doing business in nine Asian, Latin American, and European Countries, as well as in the United States. Mr. Hartley still heads Argus today. Mr. Hartley received his B.S. degree in Business Administration from Oregon State University.

Executive Compensation

          No officer or director of the Company has received any compensation for services rendered to the Company in each of the last three fiscal years. As of the end of our last fiscal year, we had no retirement, pension, profit sharing, stock option or other similar plans for the benefit of our officers, directors or employees.

Employment Agreements

          As of March 31, 2009, we are not a party to any employment agreements. Pursuant to the Merger Agreement, the Company is required to enter into employment agreements with Catherine Lamberti, its Chief Executive Officer, David Foucar, its Chief Financial Officer and Skip Pierce, its Chief Technology Officer, in substantially the same form as their agreements with Sportwall, within 30 days of the closing of the Merger.

Compensation Committee Interlocks and Insider Participation

          We do not have a compensation committee. During the fiscal year ended December 31, 2008, none of our officers and employees participated in deliberations of our board of directors concerning executive compensation. During the fiscal year ended December 31, 2008, none of our executive officers served on the board of directors of any entities whose directors or officers serve on our board of directors.

Certain Relationships and Related Transactions, and Director Independence

N/A

Director Independence

None of our directors is independent as that term is defined under the Nasdaq Marketplace Rules.

Legal Proceedings

          We are subject to legal proceedings from time to time in the ordinary course of our business. As of this date, we were not aware of any pending or threatened legal proceedings that could, in management’s opinion, have a material adverse impact on operations, assets or financial condition.

          On July 23, 2008, Sportwall filed a lawsuit against Cobalt Flux Inc. in the Superior Court, State of California, for the County of Santa Barbara (Case No. 1301757) for Civil Extortion, Fraud, Negligent Misrepresentation, Breach of Implied Covenant, and Unfair Business Practices, among other claims. Sportwall filed this lawsuit because of the conduct and what the Company considers to be lack of good faith on the part of Cobalt Flux in the course of negotiations over nearly a year for the right to sell in the Americas the Pump It Up® dance game, which is the software component of the XerDance™ system. In a separate agreement with the software manufacturer, Sportwall has the right to sell this software in the United Kingdom Europe, Africa, Australia, Russia, the Middle East, and most other areas outside the Americas. On August 19, 2008, Cobalt Flux filed a lawsuit against Sportwall in the United States District Court, Central Division of Utah, (Case No. CV00625) for Breach of Contract and Unjust Enrichment, among other claims. Cobalt Flux alleges damages of $209,314 plus interest at 18% per annum, as well as attorneys’ fees and costs. In connection with this litigation, Sportwall has engaged the law firms of Myer & Fock, Cella Lange & Cella, (both in California) and Attorney Delano Findlay (in Utah) and is vigorously litigating its claims against Cobalt Flux in both forums.

          On December 11, 2008, Musick Peeler & Garrett LLP filed a lawsuit against Sportwall in the Superior Court, State of California, County of Los Angeles (Case No. 08K30395) to collect allegedly unpaid legal fees in the amount of $12,776 plus interest thereon at 10% per annum, as well as attorneys’ fees and costs. On March 4, 2009, Sportwall filed its timely Answer, listing its claims for set-offs and affirmative defenses of negligence and malpractice. In connection with this litigation, Sportwall has engaged the law firm of Myer & Fock to defend the lawsuit.

          While in management’s opinion, these lawsuits will not have a material adverse impact on operations, assets or financial condition, there can be no assurance that the ultimate resolution of these matters will not have such a material adverse effect, and the likelihood of an unfavorable outcome is not remote. Therefore, the Company has accrued what it believes to be a reasonable amount to cover the contingent liability.

Market for Common Equity and Related Stockholder Matters

          The Company’s common stock was initially quoted on the OTC Bulletin Board on under the symbol “ARRB” in February 2009. Since its initial quotation, no trades have occurred to date.

          As of June 26, 2009, there were approximately 77 holders of record of the Company’s common stock.

          On March 26, 2009, the Company’s board of directors approved an amendment to our Articles of Incorporation effecting a 3.5 for 1 forward split of our common stock. As a result of the forward stock split, every share of our old common stock has been converted into 3.5 shares of our new common stock. Fractional shares resulting from the forward stock split will be settled by cash payment. As a result of the stock split, the Merger, the exercise of warrants pursuant to the Warrant Exercise Agreement, and the Cancellation Agreement, we have 18,502,971 Common Shares issued and outstanding as of the date of this filing.

Dividends

          The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of its business. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future.

Recent Sales of Unregistered Securities

          During the fiscal year ended December 31, 2008, the following unregistered securities were issued.

          (a) Securities issued in bankruptcy.

          1,567,324 shares of our common stock were distributed to 77 shareholders by order of the U.S. Bankruptcy Court for the Southern District of California as part of the confirmed Plan of Reorganization of Arrin Systems, Inc. (the “Debtor”), in bankruptcy case number 07-01926-JH11. Our intellectual property was developed by the Debtor through one of its subsidiaries and it was an asset of the Debtor in that case. The Court ordered this property to be assigned to the Issuer and ordered the Issuer’s securities to be distributed to creditors of the Debtor in partial satisfaction of their claims against the Debtor.

          The sale and issuance of the shares of stock issued in exchange for claims against the estate of Arrin Systems, Inc. was exempt from registration under the Securities Act of 1933, as amended, because they were issued under section 1145 of the Bankruptcy Code (Title 11 of the U.S. Code). In addition, we may have also relied upon section 3(a)(7) of the Securities Act of 1933 as a transaction ordered by a court as part of bankruptcy reorganization.

          (b) Securities sold.

          On February 5, 2008 the Company issued 4,000,000 restricted shares of its common stock to William R. Willard at par value (0.001 per share) for total consideration of $4,000. We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuance.

          (c) Securities issued pursuant to the Share Exchange Agreement

Pursuant to the Share Exchange Agreement, the Company issued 11,815,670 shares of the Company’s common stock to the shareholders of Sportwall.

          In connection with the foregoing, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933.

Description of Securities

          The Company’s authorized capital stock consists of 262,500,000 Common Shares, par value $0.001 per share. We have no other class of equity securities authorized, and we have no debt securities presently authorized.

          All shares of our Common Stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders. The shares of Common Stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully-paid and nonassessable shares. Cumulative voting in the election of directors is not permitted, which means that the holders of a majority of the issued and outstanding shares of Common Stock represented at any meeting at which a quorum is present will be able to elect the entire Board of Directors if they so choose and, in such event, the holders of the remaining shares of Common Stock will not be able to elect any directors. In the event of liquidation of the Company, each shareholder is entitled to receive a proportionate share of the Company’s assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any. All shares of the Company’s Common Stock issued and outstanding are fully-paid and nonassessable. Holders of the Common Stock are entitled to share pro rata in dividends and distributions with respect to the Common Stock, as may be declared by the Board of Directors out of funds legally available therefor.

          In addition to the 18,502,971 shares which we currently have outstanding there are 16,333,333 warrants outstanding, each of which is convertible into one share of our common stock. These consist of: 3,500,000 Class A Warrants, each convertible into one share of common stock at an exercise price of $0.001 per share; 3,500,000 Class B Warrants, each convertible into one share of common stock at an exercise price of $0.001 per share; 2,333,333 Class C Warrants, each convertible into one share of common stock at an exercise price of $0.30 per share; 3,500,000 Class D Warrants, each convertible into one share of common stock at an exercise price of $0.50 per share; and 3,500,000 Class E Warrants, each convertible into one share of common stock at an exercise price of $0.50, all of which will expire if unexercised on December 31, 2012 unless extended by vote of the Board of Directors. All of the warrants were originally issued to creditors of Arrin Systems, Inc. by order of the Bankruptcy Court as part of the Chapter 11 Plan of Reorganization of Arrin Systems, Inc., and were subsequently assigned by those creditors to third parties. The warrants were distributed under an exemption from registration provided by Section 1145 of Title 11 of the U.S. Code (the Bankruptcy Code).

Indemnification of Directors and Officers

          Except for acts or omissions which involve intentional misconduct, fraud or known violation of law, there shall be no personal liability of a director or officer to the Company, or its stockholders for damages for breach of fiduciary duty as a director or officer. The Company may indemnify any person for expenses incurred, including attorneys fees, in connection with their good faith acts if they reasonably believe such acts are in and not opposed to the best interests of the Company and for acts for which the person had no reason to believe his or her conduct was unlawful. The Company may indemnify the officers and directors for expenses incurred in defending a civil or criminal action, suit or proceeding as they are incurred in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount of such expenses if it is ultimately determined by a court of competent jurisdiction in which the action or suit is brought that such person is fairly and reasonably entitled to indemnification for such expenses which the court deems proper.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Item 3.02 Unregistered Sales of Equity Securities

See Item 1.01 above.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 1.01 above.

Item 5.06 Change in Shell Company Status

          Pursuant to the Share Exchange transaction, the Company ceased being a shell company as of June 20, 2009.

Item 9.01 Financial Statements and Exhibits.

          (a) Financial Statements on Business Acquired.

          In accordance with Item 9.01, Sportwall’s audited financial statements for the year ended June 30, 2008 and for the period ended March 31, 2009 are filed in this Current Report on Form 8-K as Exhibit 99.1 and 99.2, respectively.

(d) Exhibits

Exhibit
Number	Description

2.1	Share Exchange Agreement dated June 26, 2009
10.1	Form of Warrant Exercise Agreement
10.2	Cancellation Agreement dated June 26, 2009
99.1	Sportwall International, Inc. financial statements for the years ended June 30, 2008 and 2007
99.2	Sportwall International, Inc. financial statements for the three months ended March 31, 2009 and 2008 (unaudited)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arrin Background, Inc.

Dated: July 2, 2009	By:	/s/ Catherine Lamberti

Name: Catherine Lamberti
Title: Chairman and Chief Executive Officer